As filed with the Securities and Exchange Commission on March 10, 2000
                                                 Registration No.____-____

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                 _____________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________
                          HANOVER COMPRESSOR COMPANY
            (Exact name of registrant as specified in its charter)

Delaware                         _____________                   75-2344249
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                          12001 North Houston Rosslyn
                             Houston, Texas 77086
                   (Address of principal executive offices)

                                 ____________

                            1999 STOCK OPTION PLAN
                      DECEMBER 9, 1998 STOCK OPTION PLAN
                                 ____________

                                                          Copy to:
  MICHAEL J. McGHAN                                     RICHARD S. MELLER
  President and Chief Executive Officer                 Latham & Watkins
  Hanover Compressor Company                            Sears Tower
  12001 North Houston Rosslyn                           Suite 5800
  Houston, Texas 77086                                  Chicago, Illinois 60606
  (281) 447-8787                                        (312) 876-6521
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                _______________
                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
 Title of Each Class of                    Amount to be          Proposed Maximum     Proposed Maximum       Amount of
 Securities to be Registered               Registered (1)        Offering Price       Aggregate              Registration
                                                                 Per Share (2)        Offering Price         Fee
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.001 per             650,000           $47.63               $18,959,287.18         $5,005.25
 share
----------------------------------------------------------------------------------------------------------------------------

(1) Of the shares of the Common Stock being registered hereunder, 300,000 are subject to the 1999 Stock Option Plan and 350,000 are subject to the December 9, 1998 Stock Option Plan

(2) Solely for purposes of computing the registration fee pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (a) the weighted average exercise price per share ($21.86) of outstanding options and
(b) for the remaining 184,334 shares, $ 47.63, the average of the high and low price for shares of the Company's common stock, par value $.001 per share (the "Common Stock") as reported on the New York Stock Exchange composite tape on March 3, 2000.

                                    PART I

Item 1.   Plan Information

     Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.

                                    PART II

Item 3.   Incorporation of Documents by Reference

     The documents listed below have been filed by Hanover Compressor Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 10-K");

     b. The Company's Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998;

     c.   The Definitive Proxy Statement filed May 6, 1999;

     d. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1999; June 30, 1999; September 30, 1999.

     e. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company's fiscal year ended December 31, 1998; and

     f. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on April 11, 1997 pursuant to
Section 12 of the Securities Exchange Act of 1934.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not required to be filed with this Registration Statement.

Item 5.   Interests of Named Experts and Counsel

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company and the Selling Stockholders by Latham & Watkins, Chicago, Illinois. Richard S. Meller, the Secretary of the Company, is of counsel at Latham & Watkins.

Item 6.   Indemnification of Directors and Officers

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action; provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determine that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent that such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of Delaware provides for the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officer and advance expenses incurred by its directors and officer in defending any civil, commercial, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Delaware law.

     The Company has also entered into agreements to indemnify its directors and certain of its officers, in addition to the indemnification provided for in the Company's Restated Certificate of Incorporation and By-laws. These agreements, among other things, will indemnify the Company's directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

     The Company maintains liability insurance for the benefit of its directors and officers.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

4.1       1999 Stock Option Plan

4.2       December 9, 1998 Stock Option Plan

5.1       Opinion of Latham & Watkins, counsel to Hanover

23.1      Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included in the signature page to the Registration Statement).

Item 9.   Undertakings

          a.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(ii) and (a)(1)(iii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on March 10, 2000.

                                          HANOVER COMPRESSOR COMPANY

                                          By:  /s/ MICHAEL J. McGHAN
                                             ________________________________,
                                          Michael J. McGhan
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Michael A. O'Connor, Michael J. McGhan, Curtis Bedrich, William S. Goldberg, and Richard S. Meller, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Hanover Compressor Company and on the dates indicated.

Signatures                           Titles                     Date
----------                           ------                     ----

/s/ MICHAEL J. MCGHAN
_______________________        President and Chief         March 10, 2000
  Michael J. McGhan            Executive Officer
                               (Principal Executive
                               Officer)

/s/ CURTIS BEDRICH
_______________________        Chief Financial Officer     March 10, 2000
  Curtis Bedrich               and Treasurer(Principal
                               Financial and Accounting
                               Officer)

/s/ TED COLLINS, JR.
_______________________        Director                    March 10, 2000
  Ted Collins, Jr.

/s/ ROBERT R. FURGASON
_______________________        Director                    March 10, 2000
  Robert R. Furgason

/s/ WILLIAM S. GOLDBERG
_______________________        Director                    March 10, 2000
  William S. Goldberg

/s/ MELVYN N. KLEIN
_______________________        Director                    March 10, 2000
  Melvyn N. Klein

/s/ MICHAEL A. O'CONNOR
_______________________        Director                    March 10, 2000
  Michael A. O'Connor

/s/ ALVIN V. SHOEMAKER
_______________________        Director                    March 10, 2000
  Alvin V. Shoemaker

HANOVER COMPRESSOR COMPANY
EXHIBIT INDEX

Exhibit                                                            Sequentially
Number    Description of Exhibit                                   Numbered Page
------    ----------------------                                   -------------

4.1       1999 Stock Option Plan                                          9

4.2       December 9, 1998 Stock Option Plan                             18

5.1       Opinion of Latham & Watkins                                    27

23.1      Consent of PricewaterhouseCoopers LLP.                         29

24.1      Power of Attorney (included in the signature page to the
          Registration Statement).                                        6